UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2012 (February 15, 2012)

American Realty Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

See Item 8.01 below, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 8.01 below, which is incorporated by reference herein.

Item 8.01	Other Events

The board of directors of American Realty Capital Trust, Inc. (“ARCT” or the “Company”) has determined that it is in the best interest of the Company and its stockholders to internalize the management services currently provided by its affiliates, American Realty Capital Advisors, LLC (the “Advisor”) and American Realty Capital Properties, LLC (the “Property Manager”). We refer to this transaction as the “Internalization.” As a result of the Internalization, the Company expects to become a self-administered real estate investment trust, managed full-time by William M. Kahane, currently the Company’s President, Chief Operating Officer and Treasurer, a Director, and one of the key executives who built the Company and assembled its property portfolio, and his management team, along with key personnel primarily responsible for the day-to-day operations of the Company. Also in connection with the Internalization, the Company has filed an application to list its common stock on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “ARCT.” The Company anticipates that its common stock will be listed on NASDAQ on or about March 1, 2012 (the “Listing”). The Company plans to consummate the Internalization on the date the Listing occurs.

The Internalization is the result of a process begun in early 2011 by the Company’s board of directors to evaluate possible strategic alternatives designed to maximize stockholder value, including one or more of the following: (1) listing the Company’s common stock on a national exchange or other trading system and becoming self-administered by termination of the respective agreements with the Advisor and the Property Manager; (2) a sale of the portfolio; or (3) merger with a third party that is already listed on a national exchange.

The Company believes that becoming self-administered and listing on NASDAQ will create stockholder value for several important reasons. First, due to the growth of the Company’s asset and revenue base over the past three years, the Company believes that it will be cost-effective for it to internalize the management functions presently conducted by the Advisor and the Property Manager, reducing the Company’s annual costs significantly. Upon completion of the Internalization and the Listing, the Company will no longer incur the fees payable to the Advisor and the Property Manager for acquisitions, asset management, property management or dispositions under the Advisory Agreement and the Property Management Agreement (each as described below), respectively, which will reduce expenses and increase funds from operations per share and may provide an immediate increase in stockholder value and higher investor returns.

Moreover, due to the deliberate planning and design of the ARCT offering, there will be no internalization fee paid, maximizing value for the Company’s investors.

Internalization and Listing on NASDAQ

To provide for an orderly transition upon Internalization and Listing, that certain Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated June 2, 2010, among the Company, American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor, will terminate on the Listing date subject to a 60 day notice period. The Company may choose to extend the Advisory Agreement for up to three months. While the Advisory Agreement entitles the Advisor and its affiliates to certain acquisition, financing, asset management, and other fees in connection with services provided to the Company, the Company and the Advisor have mutually agreed that following the Listing, the Advisor will not receive an internalization fee or a disposition fee on the sale of a property, nor will there be any acquisition fees.

Additionally, on February 15, 2012, AR Capital, LLC, the sole owner of the Property Manager and an affiliate of the Company, agreed to sell the Property Manager to the Company’s wholly owned taxable REIT subsidiary concurrently with the termination of the Advisory Agreement for a nominal consideration of $10.00, and the Property Manager agreed to waive any fees payable by the Company under that certain Property Management Agreement (the “Property Management Agreement”), dated January 25, 2008, as amended, among the Company, the Operating Partnership and the Property Manager.

2

In connection with the Listing, the Advisor or its affiliate will be entitled to a subordinated incentive listing fee equal to 15% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period 180 days to 210 days after Listing, plus distributions paid by the Company prior to Listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s prior continuous offering and the amount of cash flow necessary to generate a 6% annual cumulative, non-compounded return to such stockholders. For this purpose, the Company has agreed with the Ohio Division of Securities that such fee will be paid by the issuance of a non-interest bearing, non-transferrable promissory note that would be subject to mandatory amortization payments from any sale proceeds (except for the interest imputed for tax purposes) (subject to the right of the holder to convert any unpaid portion of the note into shares of the Company’s common stock at the end of three years).

Completion of the Internalization and the Listing are subject to a number of conditions. There can be no assurance that the Company will internalize or that its shares of common stock will be listed on NASDAQ.

Post-Listing and Management Team

Following the Internalization and Listing, the Company expects that Mr. Kahane will become Chief Executive Officer and President and Brian D. Jones, currently head of investment banking for the Company’s sponsor, will become Chief Financial Officer and Treasurer, and each will enter into employment agreements with the Company. Nicholas S. Schorsch will remain Chairman of the Board but will resign as Chief Executive Officer. Susan E. Manning, currently a controller for various offerings organized by the Company’s sponsor, will become Chief Accounting Officer and Secretary. Members of the acquisition, asset management, marketing and accounting departments who have been instrumental in building and managing the day-to-day affairs of ARCT will also join Messrs. Kahane and Jones and Ms. Manning as direct and exclusive employees of ARCT. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K regarding Mr. Kahane is contained in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2011 under the captions “Proposal 1—Election of Directors—Business Experience of Nominees” and “Certain Relationships and Related Transactions” and is incorporated by reference herein. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K regarding Mr. Jones and Ms. Manning is contained in the Company’s registration statement on Form S-11 (described below) under the captions “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions” and is incorporated by reference herein. With respect to Mr. Kahane, Mr. Jones and Ms. Manning, the information required by Item 5.02(c)(3) of Form 8-K has not yet been determined.

The composition of the board of directors will remain unchanged as a result of the Internalization. To avoid any potential conflicts of interest, Mr. Kahane and the Company’s independent directors will resign their respective positions on any boards of directors of non-traded REITs organized by the Company’s sponsor, and certain executive officers will resign their positions at the Company — Brian S. Block, the former Executive Vice President and Chief Financial Officer, Peter M. Budko, the former Executive Vice President and Chief Investment Officer, and Edward M. Weil, Jr., an Executive Vice President and Secretary.

The Company believes that its proposed management team possesses substantial expertise in all aspects of net leased property acquisition, leasing, management and finance. Mr. Schorsch, one of the Company’s co-founders, who will remain as Chairman of the Board, and Mr. Kahane, also one of the Company’s co-founders, who will become Chief Executive Officer and President, have been actively involved, from the formation of the Company through the date hereof, in the acquisition of all its 485 net leased properties, which are leased to more than 61 investment grade credit-rated and other creditworthy tenants. Messrs. Schorsch and Kahane also have substantial operating experience with traded public REITs, Mr. Schorsch as the former Chief Executive Officer and Vice Chairman of American Financial Realty Trust, Inc. (“AFRT”), a NYSE-listed REIT, and the current Chairman and Chief Executive Officer of American Realty Capital Properties, Inc. (“ARCP”), a REIT listed on The NASDAQ Capital Market, and Mr. Kahane as a former trustee of AFRT, the former Non-Executive Chairman of the Board of Catellus Development Corp., a NYSE-listed growth-oriented real estate development company, and President and Chief Operating Officer of ARCP (a position he will resign concurrently with the consummation of the Internalization.

A copy of the press release announcing the Internalization, the Listing, the Offering (as described below) and the Tender Offer (as described below) is included as Exhibit 99.1 to this Current Report on Form 8-K.

3

Continued Monthly Distributions

The Company intends to continue payment of monthly distributions at an annualized rate of $0.70 per share. Historically, the Company calculated its monthly distribution based upon daily record and distribution declaration dates so that its stockholders would be entitled to be paid distributions beginning with the month in which their shares were purchased. The Company expects its monthly distribution in respect of February 2012 to be paid on March 5, 2012 to stockholders of record on February 29, 2012. Beginning with the month of the Internalization (which we contemplate will be March 2012), the Company will begin paying dividends on the 15th day of each month to stockholders of record at the close of business on the 8th day of such month. The Company expects that the distribution paid in the month of the Internalization will be a prorated distribution reflecting the partial period. Regular monthly distributions will continue following the month after the Internalization.

Public Offering of Common Stock

On February 15, 2012, the Company filed a registration statement on Form S-11 with the SEC pursuant to which the Company indicated its plan to offer for sale up to 6,600,000 shares of its common stock (the “Offering”). The underwriters may also purchase up to an additional 990,000 shares of common stock from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the final prospectus solely to cover overallotments. The Company intends to use the net proceeds from the Offering to repay indebtedness under its unsecured revolving credit facility with RBS Citizens Bank, N.A. (the “RBS Facility”) and for general working capital purposes.

 A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Offering will be made only by means of a prospectus which is a part of such registration statement. Copies of the preliminary prospectus for the Offering, when available, may be obtained on the SEC’s website at www.sec.gov or by contacting the Company at 405 Park Avenue, New York, New York 10022, Attention: Investor Relations.

Tender Offer

On February 15, 2012, the Company also announced that it intends to offer to purchase an amount in value of its shares of common stock between $200.0 million and $250.0 million from its stockholders (the “Tender Offer”). The Company believes the Tender Offer augments the options available to stockholders in connection with the Listing. In accordance with the terms of the Tender Offer, the Company will select the lowest price, not greater than $11.00 nor less than $10.50 per share, that will allow the Company to purchase an amount in value of its shares of common stock as set forth in the tender offer documents (which will be between $200.0 million and $250.0 million), or a lower amount depending upon the number of shares of common stock properly tendered and not withdrawn. The Company intends to fund the Tender Offer with cash on hand and funds available under the RBS Facility. The Tender Offer is scheduled to commence on or about the Listing date and expire on the 20th business day thereafter (unless the Company determines to extend the offer). The commencement of the Tender Offer is contingent upon an amendment to the RBS Facility. The tender offer will be subject to certain conditions, including funding under the RBS Facility (as amended).

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares. The full details of the modified “Dutch auction” Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to stockholders promptly following commencement of the Tender Offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company with the SEC at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company.

4

Notice of Termination of Distribution Reinvestment Program and Share Repurchase Program

In contemplation of the Listing and the Tender Offer described above, the Company hereby provides notice to its stockholders that the Company is terminating its Distribution Reinvestment Plan and Share Repurchase Program immediately, subject to the occurrence of the Listing. The effect of these terminations is that, after the Listing, holders of the Company’s shares of common stock will no longer be able to present their shares to the Company for repurchase or receive distributions in the form of shares of common stock. Subject to applicable rules and regulations, the Company expects to adopt a revised Distribution Reinvestment Plan and a revised Share Repurchase Program following the completion of the Tender Offer and the Listing.

Change of Principal Executive Offices

In connection with the Internalization, the Company will relocate its principal executive offices and headquarters to 405 Park Avenue, New York, New York 10022. The Company expects the relocation to be effective within six months of the date hereof.

FAQ’s

A list of Frequently Asked Questions relating to the transactions described above, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

99.1	American Realty Capital Trust, Inc. Press Release, dated February 15, 2012
99.2	Frequently Asked Questions, dated February 15, 2012

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: February 15, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors

6